Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form S-4 of Mercator Partners Acquisition Corp. of our report dated 21 June 2006 relating to the financial statements of European Telecommunications & Technology Limited as of December 31, 2004 and for each of the two years in the period then ended, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers, LLP
London, England
June 21, 2006